CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of U.S. Restaurant Properties Master L.P. on Form S-3 of our report dated May 28, 1997, on our audit of the Statement of Revenues and Direct Operating Expenses Applicable to Seventy-Five Arby's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P. for the year ended December 28, 1996. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 10, 1997